SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made and entered into this 6th day of May, 2010 (the “Effective Date”) by and between RICHARD RYCHLIK (“Rychlik”) on the one hand, and APPLIED NATURAL GAS FUELS, INC. (“ANGF”), and their successors and assigns, on the other, with reference to the following facts.

Recitals

A.	WHEREAS, ANGF employed Rychlik until the Effective Date under the terms of an employment agreement dated August 21, 2009 (the “Employment Agreement”);

B.	WHEREAS, Rychlik resigned from ANGF on or about the Effective Date; and

C.	WHEREAS, ANGF and Rychlik now desire to set forth the terms of separation and severance.

Agreement and Release

Based on the above Recitals, and in consideration of the promises and representations described below, Rychlik and ANGF, and their successors and assigns, agree as follows.

1.            In conjunction with the execution of this Agreement, Rychlik hereby confirms  that as of the Effective Date, he has resigned in all capacities as an officer and employee of the Company, and does further confirm that, as of the Effective Date, his Employment Agreement was terminated by virtue of such resignation and he thereby relinquished any of the powers, duties or authorities otherwise bestowed upon an officer or employee under either his Employment Agreement or under applicable federal law or the laws of the State of Texas.

2.            ANGF agrees to pay Rychlik severance (“Severance”) in the form of salary and benefit continuation for a period of four(4) months from the Effective Date as if he continued to remain an employee of ANGF during such Severance period, commencing within seven (7) days of mutual execution of this Agreement.

3.            Rychlik agrees to provide consulting services to ANGF on an as-needed basis for a period of three months from the Effective Date. During such period, ANGF agrees to reimburse Rychlik for expenses incurred in the performance of consulting services on the same basis as was customary during the period of his employment.

4.            In consideration of the performance of the provisions contained in this Agreement, Rychlik hereby agrees to forever relieve, release, and discharge ANGF, including but not limited to ANGF’s respective predecessors, successors, parents, subsidiaries, affiliates, franchisees, divisions, general partners, limited partners, licensees and assigns, together with all of the foregoing entities’ respective officers, directors, employees, shareholders, controlling persons, general partners, limited partners, subsidiaries, affiliates, and partners, including without limitation their respective heirs, executors, attorneys, agents, administrators, successors, franchisees, licensees, and assigns of each of the foregoing, and all persons acting by, through or under  the foregoing, or any of them (“Releasees”) from any and all claims, debts, obligations, causes of action, demands, liabilities, costs, emotional or psychiatric injuries,  attorneys' fees  or expenses of whatsoever kind or nature, whether known or unknown, suspected or unsuspected, arising from or relating to the Rychlik’s employment with ANGF.  Rychlik further agrees that he will not institute any action or actions, causes of action (in law or in equity), suits, debts, liens, claims, demands, known or unknown, in state or federal court, or with any state, federal or local government agency arising from or attributable to any employment practice of ANGF, its agents, and all persons acting by, through, under, or in concert with ANGF, relating in any way to his employment with ANGF.  Rychlik agrees that he shall not file any actions against ANGF or the Releasees in any state or federal court, state or federal governmental administrative agency, or private organization and that he will not participate in or accept any monies from any such action either in their own individual capacity or as part of a representative or class action.  It is understood that this Agreement is a bar to any such action or proceeding.

5.            Rychlik is fully aware of and understand all of his rights under the Age Discrimination in Employment Act.  Rychlik understands and agrees that:

a.	He has carefully read and fully understand this Agreement and its legal effect;
b.	He understands and acknowledges that he has the right to take up to twenty-one (21) calendar days to fully consider the terms and effects of this Agreement prior to executing it;
c.
He understands that he may revoke this Agreement within seven (7) calendar days of its execution.  The terms of this Agreement are not effective until eight (8) calendar days after its execution.  Revocation shall not be effective unless it is communicated in writing to and actually received by ANGF within seven (7) calendar days after the execution of this Agreement.  If Rychlik revokes this Agreement, ANGF shall be relieved of all of its obligations under this Agreement.

d.	He had the opportunity to consult with an attorney.

6.            Rychlik acknowledges that by the close of business on the last date of the severance period, he will have returned to the Company all property and materials (including without limitation keys, security passes, computers, cellular telephones, equipment and documents) belonging to the Company which are in his possession.

7.            Rychlik acknowledges that during the term of his employment, he learned information of a secret or confidential nature about and belonging to the Company.  Rychlik agrees that, at any time in the future, he will not use or disclose in any manner and to any person or entity (both commercial and non-commercial) any such Confidential Information.  As used in this Agreement “Confidential Information” in whatever form of media includes trade secrets, proprietary concepts, confidential business or financial information, mailing lists, business plans and/or policies, methods of operations, customer lists and information, sales and marketing plans, research and development plans, strategic plans, training strategies customer relations plans, strategies, processes and procedures, and any other information acquired by him in the course of his employment with the Company that is not readily available to the public. This restriction shall not apply to: (i) information that may be disclosed generally is in the public domain through no fault of his; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency, or proceeding to be disclosed.

8.            The parties agree that Rychlik’s resignation and termination of the Employment

Agreement are not related to or as a result of a disagreement relating to the Company’s operations, policies or practices, nor is it related to or as a result of, any misconduct by Rychlik in connection with the Company’s operations.  ANGF and Rychlik will keep the terms of this Agreement strictly confidential and will not disclose them to any person, except for communications with his accountants, attorneys or his immediate family or except as required by subpoena or court order or in a filing with the Securities and Exchange Commission made with the advice of Company counsel.

9.            This Agreement will be interpreted and enforced under the laws of the State of Texas.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable laws.  If any provision of this Agreement shall, for any reason, be adjudged by a court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair, or invalidate the remainder of the Agreement.

10.            This Agreement represents the entire agreement and understanding between ANGF and Rychlik.  There are no agreements, representations, or promises, either oral or written, with respect to the subject matter of this Agreement between ANGF and Rychlik except as expressly stated in it.  No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by ANGF and Rychlik.

11.            This Agreement is the product of arms-length negotiations between the parties and shall be deemed equally drafted by both parties.  It shall not be construed against any party as the drafting party.

12.            This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time.  The parties may execute this agreement by fax signatures.

Date: 5/06/2010	/s/ Richard Rychlik
RICHARD RYCHLIK

Date: 05/06/2010	APPLIED NATURAL GAS FUELS, INC.

/s/ Cem Hacioglu
Print Name: Cem Hacioglu
On behalf of APPLIED NATURAL GAS FUELS, INC.